EXHIBIT 23.1




        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the 1996 Stock Incentive Plan of our report dated May 15, 1996, with respect to the consolidated financial statements of International Technology Corporation included in its Annual Report (Form 10-K) for the year ended March 29, 1996, filed with the Securities and Exchange Commission.




                                                Ernst & Young LLP

Los Angeles, California
May 22, 1997